EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Graham Corporation
We consent to the incorporation by reference in Registration Statement Nos. 33-82396, 33-82398, 333-23697, 333-24475, 333-71044, and 333-113426 on Forms S-8 of our reports dated June 5, 2007, relating to the consolidated financial statements and consolidated financial statement schedule of Graham Corporation and subsidiaries appearing in the Annual Report on Form 10-K of Graham Corporation and subsidiaries for the year ended March 31, 2007.
/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Rochester, New York
June 5, 2007